UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 1, 2014

WORTHINGTON INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                   Other Events.

On August 1, 2014, Worthington Industries, Inc. (“Worthington”) announced that it has acquired the business of Midstream Equipment Fabrication, LLC (“MEF”).   MEF manufactures patented horizontal heated and high pressure separators used to separate oilfield fluids and gas for customers drilling in the Eagle Ford Shale and is well-situated to serve customers in the Permian Basin.  MEF is located in Skiatook, Oklahoma and employs 55 people.

Worthington operations now supply customers in every major shale region, including Bakken, Eagle Ford, Permian, Marcellus, Utica, Mid-Continent, DJ and Uinta. The addition of the Oklahoma facility will complement Worthington’s existing operations in Ohio, Kansas and North Dakota that manufacture steel and fiberglass storage tanks, oil and gas separation equipment and related wellhead controls and equipment.

Item 9.01                      Financial Statements and Exhibits.

(a) – (c)	Not applicable.

(d)	Exhibits:

           99.1  News Release issued by Worthington Industries, Inc. on August 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2014	WORTHINGTON INDUSTRIES, INC.
By: /s/Dale T. Brinkman
Dale T. Brinkman, Vice President-
Administration, General Counsel & Secretary